Exhibit 99.1

Codexis Announces Preliminary Second Quarter 2022 Results and Updates Guidance

Final financial results for the second quarter to be reported on August 4, 2022

REDWOOD CITY, Calif., July 14, 2022 — Codexis, Inc. (NASDAQ: CDXS), a leading enzyme engineering company enabling the promise of synthetic biology, today announced preliminary revenue results for the second quarter ending June 30, 2022 and updated its revenue guidance for 2022. Codexis currently expects total revenues for the second quarter of 2022 to be approximately $38 million, and total revenues for full year 2022 are expected to be in the range of $135 million to $141 million.

“We remain very pleased with Codexis’ growth trajectory in recent years and the strong product revenue that we continue to expect to report this year,” said John Nicols, President and CEO of Codexis. “On the R&D revenue front, we continue to be confident in our ability to execute on our pipeline of partnerships in the coming quarters. However, our prior total revenue guidance for 2022 anticipated more R&D revenue from these partnerships in 2022 than we believe is now possible at this point in the year, due to a mix of fewer new deals being signed in 2022 and lower-than-anticipated revenue from existing customers. As a result, we are reducing our 2022 total revenue guidance to reflect our updated expectations. We look forward to providing additional perspectives during our second quarter earnings call on August 4.”

Codexis’ updated 2022 full year financial guidance is now as follows:

1.Total revenues are expected to be in the range of $135 million to $141 million.
2.Product revenues are expected to be in the range of $112 million to $118 million, consistent with prior guidance; however, product revenues from Pfizer are now expected to be at the low end of prior guidance of $75 million to $80 million, which is expected to be offset by product revenues from other customers.
3.Gross margin on product revenue is expected to be in the range of 65% to 70%, consistent with prior guidance.

Second Quarter Conference Call and Webcast

Codexis expects to report its final financial results for the second quarter of 2022 after the close of the market on Thursday, August 4, 2022 followed by a conference call at 4:30 p.m. Eastern Time to discuss the Company’s financial results and provide a business update.

Participants may access a live webcast on the Codexis Investor Relations website where it will be archived for 90 days. The live call can be accessed by dialing (877) 705-2976 (domestic) or (201) 689-8798 (international), conference ID #13730777. A replay of the call will be available for 48 hours by dialing (877) 660-6853 (domestic) or (201) 612-7415 (international), access ID #13726635.

About Codexis

Codexis is a leading enzyme engineering company leveraging its proprietary CodeEvolver® platform to discover and develop novel, high performance enzymes and novel biotherapeutics. Codexis enzymes have applications in the sustainable manufacturing of pharmaceuticals, food, and industrial products; in the creation of the next generation of life science tools; and as gene therapy and oral enzyme therapies. The Company’s unique performance enzymes drive improvements such as: reduced energy usage, waste generation and capital requirements; higher yields; higher fidelity diagnostics; and more efficacious therapeutics. Codexis enzymes enable the promise of synthetic biology to improve the health of people and the planet. For more information, visit www.codexis.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, including, without limitation, Codexis’ updated 2022 financial guidance for total revenues, product revenues and gross margin on product revenue, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2022 and in Codexis’ Quarterly Report on Form 10-Q filed with the SEC on May 9, 2022, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Relations Contact:

Argot Partners
Brendan Strong/Carrie McKim
(212) 600-1902
Codexis@argotpartners.com